AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

AMERICAN MORTGAGE ACCEPTANCE COMPANY
REPORTS SECOND QUARTER FINANCIAL RESULTS FOR 2008

NEW YORK, NY – August 7, 2008 - American Mortgage Acceptance Company (“AMAC” or the “Company”) (AMEX: AMC) today announced financial results for the second quarter and six months ended June 30, 2008.

Financial Results

The table below summarizes AMAC’s revenues, net (loss) income, funds from operations (“FFO”) and adjusted FFO for the three and six months ended June 30, 2008 and 2007.

	ThreeMonths Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2008	2007	2008	2007
Revenues	$9,811	$15,312	$20,495	$27,813
Net (Loss) Income	$(4,856)	$3,477	$(33,832)	$8,641
Net (Loss) Income Available to Common Shareholders	$(5,164)	$3,477	$(34,448)	$8,641
FFO (1)	$(4,856)	$3,477	$(33,832)	$5,366
Adjusted FFO (1) (2)	$(4,856)	$2,808	$(33,832)	$4,727

Per Share Data (diluted):
Net (Loss) Income	$(0.58)	$0.41	$(4.01)	$1.03
Net (Loss) Income Available to
Common Shareholders	$(0.61)	$0.41	$(4.08)	$1.03
FFO (1)	$(0.58)	$0.41	$(4.01)	$0.64
Adjusted FFO (1) (2)	$(0.58)	$0.33	$(4.01)	$0.56

(1) See footnotes (1) and (3) to the Selected Financial Data for a discussion of FFO and adjusted FFO and a reconciliation from GAAP net income.

(2) Adjusted to exclude the change in fair value of derivative instruments, net of certain associated costs.

AMAC’s operating results were impacted by impairments recorded for certain of our mortgage loans and the declines in the fair value of our Commercial Mortgage-Backed Securities (“CMBS”) investments totaling $4.1 million and $30.6 million for the three and six months ended June 30, 2008, respectively.

 During 2008, declines in the fair values of AMAC’s CMBS investments reduced the Company’s shareholders’ equity, whether the declines resulted in realized losses or not.  As the fair values have continued to decline beyond the December 31, 2007 levels, total shareholders’ equity was brought to a negative balance as of June 30, 2008.

“Negative market conditions severely impacted the entire mortgage market causing substantial declines in mortgage securities and mortgage loan prices. These volatile market conditions continue to impact the value of AMAC’s assets. In the second quarter of 2008, AMAC incurred additional losses from mark-to-market adjustments of certain investments and impairment charges on certain mortgage loans,” said Donald J. Meyer, Chief Executive Officer of AMAC. “We are exploring all strategic options to preserve the value of our Company.”

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About AMAC

AMAC is a real estate investment trust that specializes in originating and acquiring mortgage loans and other debt instruments secured by multifamily and commercial properties throughout the United States.  AMAC invests in mezzanine, construction and first mortgage loans, subordinated interests in first mortgage loans, bridge loans, subordinate commercial mortgage backed securities, and other real estate assets. For more information, please visit our website at http://www.americanmortgageco.com or contact the Corporate Communications Department directly at (800) 831-4826.

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AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(In thousands, except per share amounts)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$20,703	$15,844
Restricted cash	5,028	8,783
Investments:
Mortgage loans receivable, net	464,822	529,644
Available-for-sale investments, at fair value:
CMBS	43,013	69,269
Mortgage revenue bonds	4,743	4,879
Accounts receivable	22,322	31,066
Deferred charges and other assets, net	6,499	6,914
Total assets	$567,130	$666,399
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Liabilities:
CDO notes payable	$362,000	$362,000
Repurchase facilities	71,939	136,385
Line of credit – related party	79,877	77,685
Preferred shares of subsidiary (subject to mandatory repurchase)	25,000	25,000
Interest rate derivatives	20,358	26,631
Accounts payable and accrued expenses	16,373	15,764
Due to Advisor and affiliates	3,455	2,000
Dividends payable	308	308
Total liabilities	579,310	645,773

Commitments and contingencies

Shareholders’ (deficit) equity: 7.25% Series A Cumulative Convertible Preferred Shares	15,905	15,905
Common shares of beneficial interest	892	885
Treasury shares of beneficial interest at par	(42)	(42)
Additional paid-in capital	128,125	128,087
Accumulated deficit	(139,404)	(104,956)
Accumulated other comprehensive loss	(17,656)	(19,253)
Total shareholders’ (deficit) equity	(12,180)	20,626
Total liabilities and shareholders’ (deficit) equity	$567,130	$666,399

AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Interest	$9,808	$15,159	$20,414	$26,885
Other revenues	3	153	81	928
Total revenues	9,811	15,312	20,495	27,813
Expenses:
Interest	8,808	10,633	16,805	19,128
Interest – distributions to preferred shareholders of subsidiary (subject to mandatory repurchase)	547	554	1,095	1,123
General and administrative	593	542	1,555	1,147
Fees to Advisor and affiliates	540	918	1,274	1,886
Impairment of investment	4,470	--	30,968	--
Amortization and other	204	206	446	406
Total expenses	15,162	12,853	52,143	23,690
Other income (loss):
Gain on sale of investments	495	337	456	337
Change in fair value and loss on termination of derivative instruments	--	681	(2,640)	650
Total other income (loss)	495	1,018	(2,184)	987
(Loss) income from continuing operations	(4,856)	3,477	(33,832)	5,110
Income from discontinued operations, including gain on sale of real estate owned	--	--	--	3,531
Net (loss) income	(4,856)	3,477	(33,832)	8,641
7.25% Convertible Preferred dividend requirements	(308)	--	(616)	--
Net (loss) income available to common shareholders	$(5,164)	$3,477	$(34,448)	$8,641
Earnings per share (basic and diluted):
(Loss) income from continuing operations	$(0.61)	$0.41	$(4.08)	$0.61
Income from discontinued operations	--	--	--	0.42
Net (loss) income	$(0.61)	$0.41	$(4.08)	$1.03
Dividends per share	$--	$0.225	$--	$0.450
Weighted average shares outstanding:
Basic and diluted	8,445	8,403	8,439	8,402

AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

Funds from Operations (“FFO”)(1), as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, for the three and six months ended June 30, 2008 and 2007, is summarized in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net (Loss) Income	$(4,856)	$3,477	$(33,832)	$8,641
Depreciation of real property(2)	--	--	--	336
Gain on sale of real property(2)	--	--	--	(3,611)
FFO	$(4,856)	$3,477	$(33,832)	$5,366
Adjusted FFO(3)	$(4,856)	$2,808	$(33,832)	$4,727
Cash flows from operating activities	$1,598	$3,309	$1,971	$4,938
Cash flows from investing activities	$8,748	$(186,282)	$73,249	$(270,610)
Cash flows from financing activities	$(6,884)	$175,298	$(70,361)	$264,952
FFO per share (basic and diluted)	$(0.58)	$0.41	$(4.01)	$0.64
Adjusted FFO per share(3)
(basic and diluted)	$(0.58)	$0.33	$(4.01)	$0.56
Weighted average shares outstanding
(basic and diluted)	8,445	8,403	8,439	8,402

(1)
FFO represents net income or loss (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, excluding depreciation and amortization relating to real property and including funds from operations for unconsolidated joint ventures calculated on the same basis.  AMAC calculates FFO in accordance with the NAREIT definition.  FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.  Our management considers FFO a supplemental measure of operating performance, and, along with cash flows from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs.  Since not all companies calculate FFO in a similar fashion, our calculation, presented above, may not be comparable to similarly titled measures reported by other companies.

(2)	Relates to properties sold in 2007, which are included in discontinued operations in our consolidated statements of income.

(3)	Adjusted FFO excludes the change in fair value of derivative instruments, net of certain associated costs.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission and include, among others, risks related to current liquidity which include, but are not limited to: market volatility for mortgage products; and the availability of financing for our investments; risks associated with the repurchase agreements we utilize to finance our investments and the ability to raise capital; risks associated with Collateral Debt Obligation (“CDO”) securitization transactions, which include, but are not limited to: the inability to acquire eligible investments for a CDO issuance; interest rate fluctuations on variable-rate swaps entered into to hedge fixed-rate loans; the inability to find suitable replacement investments within reinvestment periods; and the negative impact on our cash flow that may result from the use of CDO financings with over-collateralization and interest coverage requirements; risks associated with investments in real estate generally and the properties which secure many of our investments; risks of investing in non-investment grade commercial real estate investments; general economic conditions and economic conditions in the real estate markets specifically, particularly as they affect the value of our assets and the credit status of our borrowers; dependence on our Advisor for all services necessary for our operations; conflicts which may arise among us and other entities affiliated with our Advisor that have similar investment policies to ours; and risks associated with the failure to qualify as a REIT. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.